Exhibit 99.1

Barfresh Announces the Appointment of New Board Member

Company Expands Board of Directors with Capital Markets Veteran Justin Borus

LOS ANGELES, Calif., April 30, 2020 (GLOBE NEWSWIRE) – Barfresh Food Group, Inc. (OTCQB: BRFH), a manufacturer of frozen, ready-to-blend and ready-to-drink beverages, announced today that Justin Borus has been appointed to the Company’s Board of Directors to fill the vacancy created by Alice Eliot’s resignation last year. The appointment of Mr. Borus brings the total number of Directors to seven.

Mr. Borus founded Ibex Investors, LLC, and has grown the firm to well over a half of a billion dollars in assets. With a career that includes approximately 20 years of capital markets expertise, Mr. Borus has been the Chief Investment Officer of Ibex, a firm focused on niche, differentiated strategies including microcap companies for over 10 years. Prior to joining Ibex, he worked in both the private equity and investment banking groups at Bear, Stearns & Co. Inc. in New York and London. Mr. Borus has served on the Board of Directors of several non-profits including the Anti-Defamation League and Colorado Public Radio.

Riccardo Delle Coste, the Company’s Chief Executive Officer, commented, “We are pleased to welcome Mr. Borus to our board, as his extensive and very successful 20 years of capital markets experience will be extremely beneficial in creating significant shareholder value for our Company. Ibex Investors was one of the first institutional investors in our Company over six years ago and Mr. Borus is highly respected in the investment community. We believe he will provide valuable insight as we continue to execute on our strategy and drive profitable growth for our Company and all of our stakeholders.”

Mr. Borus, Founder of Ibex Investors, added, “I am very pleased to join Barfresh’s Board of Directors and firmly believe this company is at an exciting inflection point as evidenced by my large personal investment in March 2020. I believe with the right combination of business execution, investor relations and navigation of the capital markets, Barfresh is well positioned to create significant shareholder value and can become one of the most exciting public company growth stories in the United States. As one of the company’s largest shareholders, I’m completely aligned with shareholders and will use all the resources in my over 20 years of capital markets experience to make this happen.”

About Barfresh Food Group

Barfresh Food Group, Inc. (OTCQB: BRFH) is a developer, manufacturer and distributor of ready-to-blend and ready-to-drink beverages, including smoothies, shakes and frappes, primarily for restaurant chains and the foodservice industry. The company’s proprietary, patented system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made frozen beverages that are quick, cost efficient, better for you and without waste. Barfresh has an exclusive distribution partnership with the leading food distributor in North America. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial progress and future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, among others. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reportyd on Form 8-K, including any warnings, risk factors and cautionary statements contained therein. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

Contact

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com